EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board

ASHFORD INC. ADDED TO THE RUSSELL 2000®
AND RUSSELL 3000® INDEXES

DALLAS, June 25, 2018 - Ashford Inc. (NYSE American: AINC) (the “Company”) today announced that it was added as a member of the U.S. small-cap Russell 2000® Index and the U.S. broad-market Russell 3000® Index at the conclusion of the Russell indexes annual reconstitution, effective after market close on June 22, 2018. Ashford will also be automatically added to the appropriate growth and value indexes.
The annual reconstitution of the Russell indexes captures the largest U.S. stocks at the end of May, ranking them by total market capitalization. The Russell 2000® Index measures performance of the small-cap segment of the U.S. equity market and membership in the index remains in place for at least one year. FTSE Russell determines membership for its Russell indexes primarily by objective, market-capitalization rankings and style attributes.
“We are very pleased to join the Russell 2000® Index,” commented Monty J. Bennett, Ashford's Chairman and Chief Executive Officer. “The index is one of the most widely used performance benchmarks for small-cap companies and we believe our inclusion will provide increased visibility within the investment community and improve the liquidity of our stock for shareholders.”

Russell Indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for active investment strategies. Russell Indexes are provided by FTSE Russell, a leading global index provider.
Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," “can,” "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; risks associated with business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

2